UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                   February 21, 2013

IMPERIAL OIL LIMITED

(Exact name of registrant as specified in its charter)

Canada	0-12014	98-0017682
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

237 Fourth Avenue S.W., Calgary, Alberta	T2P 3M9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:             1-800-567-3776

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

R.M. (Rich) Kruger has been appointed as chairman, president and chief executive officer of Imperial Oil Limited effective March 1, 2013. Mr. Kruger, currently president of ExxonMobil Production Company, succeeds B.H. (Bruce) March, who has been appointed senior vice president of global operations for ExxonMobil Chemical Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished as part of this report on Form 8-K:

99.1	News release of Imperial Oil Limited announcing the appointment of R.M. (Rich) Kruger as chairman, president and chief executive officer effective March 1, 2013. Mr. Kruger, currently president of ExxonMobil Production Company, succeeds B.H. (Bruce) March, who has been appointed senior vice president of global operations for ExxonMobil Chemical Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL OIL LIMITED
Date: February 21, 2013
	By:	/s/ Brian Livingston

	Name:	Brian Livingston
	Title:	Vice-President, General Counsel
and Corporate Secretary

	By:	/s/ Brent Latimer

	Name:	Brent Latimer
	Title:	Assistant Secretary